Exhibit 99.1

Civitas Resources Announces Second Quarter 2023 Results

Company Closes Previously Announced Permian Basin Transactions

Declares Fixed-plus-Variable Dividend to be Paid in September

DENVER, August 2, 2023 - Civitas Resources, Inc. (NYSE: CIVI) (the "Company" or "Civitas") today announced its second quarter 2023 financial and operating results. In addition, the Company also announced the closing of its transformative acquisitions in the Permian Basin for aggregate consideration of approximately $4.7 billion. The deals diversify the Company’s asset portfolio through scalable operations and a deep inventory of quality drilling locations in the top three oil basins in the U.S.
A conference call to discuss the second quarter results is planned for 8:00 a.m. MT (10:00 a.m. ET), August 3, 2023. Dial-in details can be found in this release. In addition, supplemental slides have been posted to the Company’s website, www.civitasresources.com.
Second Quarter 2023 Highlights
•Average daily sales volumes of 173.5 thousand barrels of oil equivalent per day ("MBoe/d") and 84.4 thousand barrels of oil per day
•Total capital expenditures of $226.8 million
•GAAP net income of $139.3 million and Adjusted EBITDAX(1) of $454.3 million
•Net cash provided by operating activities of $337.2 million and free cash flow(1) of $189.2 million
•Approximately 312,800 shares of outstanding common stock repurchased under the Company's stock repurchase program for a total of $20.2 million (average repurchase price of $64.55 per share)
•Fixed-plus-variable dividend, to be paid in September, of $1.74 per share
•Total liquidity was $3.7 billion as of June 30, 2023, which consisted of $2.7 billion of cash plus funds available under the Company's credit facility(2)
(1) Non-GAAP financial measure; see attached reconciliation schedules at the end of this release.
(2) Liquidity as of June 30, 2023 does not take into account the acquisitions.
“This is a great day for Civitas, an organization with scale, portfolio diversity, and durability,” said Civitas CEO Chris Doyle. “We continue to perform exceptionally well and have strengthened our company with the addition of top-tier assets in the heart of the Permian Basin. Our diversified portfolio of oil assets will provide us with capital allocation flexibility and a greater ability to direct investments to our highest return opportunities. Our focus today is on effectively integrating our Permian assets into Civitas and delivering on our plan to profitably grow our business, while reducing debt and returning significant cash to shareholders.”
Shareholder Return Update
During the second quarter of 2023, the Company repurchased approximately 312,800 shares of outstanding common stock under its stock repurchase program for a total of $20.2 million, representing an average repurchase price of $64.55 during the quarter. Approximately $480 million remains under the Company's $500 million share buyback authorization, which expires at year-end 2024.

The Company's board of directors approved a dividend of $1.74 per share, payable on September 29, 2023 to shareholders of record as of September 15, 2023. The total reflects the combination of a quarterly base dividend of $0.50 per share and a quarterly variable dividend of $1.24 per share. Additional details regarding the calculation of the variable dividend can be found in the Company's new investor presentation located on its website.
Second Quarter 2023 Financial and Operating Results
During the second quarter of 2023, the Company reported average daily sales of 173.5 MBoe/d, of which 49% was crude oil, 28% was natural gas, and 23% was natural gas liquids. The table below provides sales volumes, product mix, and average sales prices for the second quarter of 2023 and 2022.

	Three Months Ended June 30,
	2023	2022	% Change
Avg. Daily Sales Volumes:
Crude oil (Bbls/d)	84,369	80,312	5%
Natural gas (Mcf/d)	289,547	317,621	(9)%
Natural gas liquids (Bbls/d)	40,864	41,974	(3)%
Crude oil equivalent (Boe/d)	173,491	175,223	(1)%

Product Mix
Crude oil	49%	46%
Natural gas	28%	30%
Natural gas liquids	23%	24%

Average Sales Prices (before derivatives):
Crude oil (per Bbl)	$70.43	$106.48	(34)%
Natural gas (per Mcf)	$1.67	$7.10	(76)%
Natural gas liquids (per Bbl)	$19.93	$43.79	(54)%
Crude oil equivalent (per Boe)	$41.73	$72.17	(42)%
Capital expenditures during the quarter were $226.8 million, which included $11.5 million of land and midstream investments. The Company drilled 31 gross (25.5 net) operated wells, completed 31 gross (26.0 net) operated wells, and turned to sales 32 gross (28.1 net) operated wells during the second quarter.
Net crude oil, natural gas, and natural gas liquids revenue in the second quarter of 2023 was $660.5 million, compared to $656.0 million in the first quarter of 2023 as average daily sales volumes increased 9% and realized prices decreased 9%. Crude oil accounted for approximately 82% of total revenue for the quarter. Differentials for the Company's crude oil production, relative to WTI, averaged approximately negative $3.11 per barrel in the quarter.
Lease operating expense for the second quarter of 2023, on a unit basis, increased to $3.24 per Boe from $3.19 per Boe in the first quarter of 2023.
The Company's general and administrative expenses ("G&A") for the second quarter were $33.5 million, which included $9.9 million in non-cash stock-based compensation as well as $1.7 million of severance costs. On a per unit basis, the Company's general and administrative expenses decreased 18% sequentially from $2.57 per Boe in the first quarter of 2023 to $2.12 per Boe in the second quarter of 2023.
Permian Assets Operational Update
During the second quarter, production for the Permian assets acquired from Hibernia and Tap Rock was approximately 107 thousand barrels of oil equivalent per day, which included 53 thousand barrels of oil per day. This information was provided to the Company by Hibernia and Tap Rock and has not been independently verified by the Company. The Permian transactions closed August 2, 2023.

Guidance
Updated guidance is provided below. Civitas no longer expects to have any cash income tax exposure in 2023.

	Legacy Civitas	Permian Aug-Dec 2023	Pro Forma 2023 (5 months Permian)	2024
Total Production (Mboe/d)	160 − 170	100 − 110	200 − 220	270 − 290
Oil Production (Mbo/d)	72 − 77	53 − 58	95 − 105	130 − 140
% Liquids	68 − 70%	74 − 76%	70 − 73%	71 − 74%
Oil Differential ($/Bbl)	($5.00) − ($4.00)	($2.00) − $0.00	($4.50) − ($2.50)
Production Taxes (% of Revenue)	8 - 9%	7 - 8%	~8%
Cash Operating Costs ($/Boe)(1)	$9.50 − $10.50	$10.00 − $12.00	$9.75 − $11.00
Capital Expenditures ($ in millions)	$800 − $910	$375 − $475	$1,175 − $1,385	$1,600 − $1,800
Permian transactions closed August 2, 2023.
(1) Lease operating, Gathering, transportation and processing, Midstream operating, and cash G&A expenses combined.
Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond the Company’s control. See “Forward-Looking Statements” below.
Conference Call Information
The Company plans to host a conference call to discuss second quarter results at 8:00 a.m. MT (10:00 a.m. ET) on August 3, 2023. A live webcast and replay will be available on the Investor Relations section of the Company’s website at www.civitasresources.com. Dial-in information for the conference call is included below.

Type	Phone Number	Passcode
Live participant	888-510-2535	4872770
Replay	800-770-2030	4872770
About Civitas Resources, Inc.

Civitas Resources, Inc. is an independent, domestic oil and gas producer focused on development of its premier assets in the Denver-Julesburg (DJ) and Permian basins. The Company has a proven business model combining capital discipline, a strong balance sheet, sustainable cash flow generation and peer-leading cash returns to shareholders. Civitas employs leading ESG practices and is Colorado’s first carbon neutral oil and gas producer. For more information about Civitas, please visit www.civitasresources.com.
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release concerning future opportunities for Civitas, future financial performance and condition, guidance, and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, returns to shareholders, assumptions, or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the Company’s plans and expectations with respect to the transactions contemplated by (i) the membership interest purchase agreement, dated as of June 19, 2023, by and between Civitas, Hibernia Energy III Holdings, LLC, and Hibernia Energy III-B Holdings, LLC (such transactions, the “Hibernia Acquisition”) and (ii) the membership interest purchase agreement, dated as of June 19, 2023, by and between Civitas, Tap Rock Resources Legacy, LLC, Tap Rock Resources Intermediate, LLC, Tap Rock Resources II Legacy, LLC, Tap Rock Resources II Intermediate, LLC, Tap Rock NM10 Legacy Holdings, LLC and Tap Rock NM10 Holdings Intermediate, LLC, solely in its capacity as representative of the sellers thereunder, Tap Rock I Legacy, and solely for the limited purposes set forth therein, Tap Rock Resources, LLC (such transactions, the “Tap Rock Acquisition” and together with the Hibernia Acquisition, the “Acquisitions”) and the anticipated impact of the

Acquisitions on the Company’s results of operations, financial position, growth opportunities, reserve estimates and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, Civitas’ future financial condition, results of operations, strategy and plans; the ability of Civitas to realize anticipated synergies related to the Acquisitions in the timeframe expected or at all; changes in capital markets and the ability of Civitas to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected. Additionally, risks and uncertainties that could cause actual results to differ materially from those anticipated also include: declines or volatility in the prices we receive for our oil, natural gas, and natural gas liquids; general economic conditions, whether internationally, nationally, or in the regional and local market areas in which we do business, including any future economic downturn, the impact of continued or further increased inflation, disruption in the financial markets, and the availability of credit on acceptable terms; the effects of disruption of our operations or excess supply of oil and natural gas due to world health events, and the actions by certain oil and natural gas producing countries, including Russia; the continuing effects of the COVID-19 pandemic, including any recurrence or the worsening thereof; the ability of our customers to meet their obligations to us; our access to capital on acceptable terms; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; our ability to continue to pay dividends at their current level or at all; the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental, health and safety regulation and regulations addressing climate change); environmental, health and safety risks; seasonal weather conditions, as well as severe weather and other natural events caused by climate change; lease stipulations; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; operational interruption of centralized oil and natural gas processing facilities; competition in the oil and natural gas industry; management’s ability to execute our plans to meet our goals; unforeseen difficulties encountered in operating in new geographic areas; our ability to attract and retain key members of our senior management and key technical employees; our ability to maintain effective internal controls; access to adequate gathering systems and pipeline take-away capacity; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices; costs and other risks associated with perfecting title for mineral rights in some of our properties; political conditions in or affecting other producing countries, including conflicts in or relating to the Middle East, South America, and Russia (including the current events involving Russia and Ukraine), and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic, and regulatory conditions, and environmental matters are only forecasts regarding these matters.
Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission filings. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Civitas does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

For further information, please contact:
Investor Relations:
John Wren, ir@civiresources.com
Media:
Rich Coolidge, info@civiresources.com

Schedule 1: Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating net revenues:
Oil and natural gas sales	$660,526	$1,151,364	$1,316,548	$1,969,174
Operating expenses:
Lease operating expense	51,230	41,877	97,068	77,896
Midstream operating expense	13,319	7,469	23,380	13,181
Gathering, transportation, and processing	64,873	79,519	132,225	129,922
Severance and ad valorem taxes	52,443	85,870	104,805	149,174
Exploration	546	1,553	1,117	2,081
Depreciation, depletion, and amortization	232,786	204,519	434,089	389,379
Abandonment and impairment of unproved properties	—	—	—	17,975
Unused commitments	363	1,731	754	2,507
Bad debt expense	836	4	583	4
Merger transaction costs	31,145	1,418	31,627	21,952
General and administrative expense, including $9,895, $6,135, $17,275, and $14,225, respectively, of stock-based compensation	33,541	29,666	70,399	65,386
Total operating expenses	481,082	453,626	896,047	869,457
Other income (expense):
Derivative gain (loss)	4,927	(72,650)	30,087	(368,143)
Interest expense	(8,753)	(8,116)	(16,202)	(17,182)
Gain (loss) on property transactions, net	(13)	—	(254)	16,797
Other income	8,045	4,313	17,068	5,096
Total other income (expense)	4,206	(76,453)	30,699	(363,432)
Income from operations before income taxes	183,650	621,285	451,200	736,285
Income tax expense	(44,363)	(152,464)	(109,452)	(175,825)
Net income	$139,287	$468,821	$341,748	$560,460

Net income per common share:
Basic	$1.73	$5.52	$4.22	$6.60
Diluted	$1.72	$5.48	$4.18	$6.56
Weighted-average common shares outstanding:
Basic	80,393	84,993	81,052	84,917
Diluted	81,144	85,554	81,824	85,453

Schedule 2: Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income	$139,287	$468,821	$341,748	$560,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	232,786	204,519	434,089	389,379
Deferred income tax expense	44,022	102,079	89,975	125,440
Abandonment and impairment of unproved properties	—	—	—	17,975
Stock-based compensation	9,895	6,135	17,275	14,225
Amortization of deferred financing costs	1,155	1,102	2,305	2,180
Derivative (gain) loss	(4,927)	72,650	(30,087)	368,143
Derivative cash settlement loss	(1,335)	(181,631)	(11,885)	(348,209)
(Gain) loss on property transactions, net	13	—	254	(16,797)
Other	300	87	292	155
Changes in current assets and liabilities:
Accounts receivable, net	36,240	(44,682)	176,984	(32,776)
Prepaid expenses and other assets	8,810	(4,181)	26,338	(6,579)
Accounts payable and accrued liabilities	(122,327)	103,864	(157,973)	192,839
Settlement of asset retirement obligations	(6,738)	(6,536)	(13,285)	(11,667)
Net cash provided by operating activities	337,181	722,227	876,030	1,254,768
Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(20,423)	(3,515)	(51,247)	(303,602)
Cash acquired	—	—	—	44,310
Proceeds from sale of oil and natural gas properties	64	—	5,764	—
Exploration and development of oil and natural gas properties	(268,560)	(206,519)	(518,949)	(467,186)
Proceeds from (additions to) other property and equipment	(527)	134	(1,157)	66
Purchases of carbon offsets	(5,651)	(7,196)	(5,651)	(7,196)
Deposits for acquisitions	(352,500)	—	(352,500)	—
Other	—	(95)	536	117
Net cash used in investing activities	(647,597)	(217,191)	(923,204)	(733,491)
Cash flows from financing activities:
Proceeds from credit facility	—	100,000	—	100,000
Payments to credit facility	—	(100,000)	—	(100,000)
Proceeds from issuance of senior notes	2,666,250	—	2,666,250	—
Redemption of senior notes	—	(100,000)	—	(100,000)
Dividends paid	(174,148)	(116,172)	(347,524)	(219,768)
Common stock repurchased and retired	(20,198)	—	(320,305)	—
Proceeds from exercise of stock options	4	24	444	202
Payment of employee tax withholdings in exchange for the return of common stock	(10,492)	(2,812)	(12,610)	(15,740)
Payment of deferred financing costs	(4,215)	(1,174)	(4,215)	(1,174)
Net cash provided by (used in) financing activities	2,457,201	(220,134)	1,982,040	(336,480)
Net change in cash, cash equivalents, and restricted cash	2,146,785	284,902	1,934,866	184,797
Cash, cash equivalents, and restricted cash:
Beginning of period(1)	556,215	154,451	768,134	254,556
End of period(1)	$2,703,000	$439,353	$2,703,000	$439,353
(1) Includes $0.1 million of restricted cash and consists of funds for road maintenance and repairs that is presented in other noncurrent assets within the accompanying unaudited condensed consolidated balance sheets.

Schedule 3: Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$2,702,897	$768,032
Accounts receivable, net:
Oil and natural gas sales	201,248	343,500
Joint interest and other	100,664	135,816
Derivative assets	4,335	2,490
Prepaid income taxes	2,266	29,604
Deposits for acquisitions	352,500	—
Prepaid expenses and other	49,297	48,988
Total current assets	3,413,207	1,328,430
Property and equipment (successful efforts method):
Proved properties	7,390,897	6,774,635
Less: accumulated depreciation, depletion, and amortization	(1,628,303)	(1,214,484)
Total proved properties, net	5,762,594	5,560,151
Unproved properties	578,508	593,971
Wells in progress	316,119	407,351
Other property and equipment, net of accumulated depreciation of $8,498 in 2023 and $7,329 in 2022	49,619	49,632
Total property and equipment, net	6,706,840	6,611,105
Long-term derivative assets	1,800	794
Right-of-use assets	41,572	24,125
Other noncurrent assets	7,567	6,945
Total assets	$10,170,986	$7,971,399
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$240,555	$295,297
Production taxes payable	389,392	258,932
Oil and natural gas revenue distribution payable	522,308	538,343
Derivative liability	21,438	46,334
Asset retirement obligations	25,557	25,557
Lease liability	21,841	13,464
Total current liabilities	1,221,091	1,177,927
Long-term liabilities:
Senior notes	3,048,511	393,293
Ad valorem taxes	153,371	412,650
Derivative liability	2,973	17,199
Deferred income tax liabilities	409,593	319,618
Asset retirement obligations	268,366	265,469
Lease liability	20,394	11,324
Total liabilities	5,124,299	2,597,480
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 80,220,613 and 85,120,287 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	4,869	4,918
Additional paid-in capital	3,957,513	4,211,197
Retained earnings	1,084,305	1,157,804
Total stockholders’ equity	5,046,687	5,373,919
Total liabilities and stockholders’ equity	$10,170,986	$7,971,399

Schedule 4: Adjusted EBITDAX
(in thousands, unaudited)
Adjusted EBITDAX represents earnings before interest, income taxes, depreciation, depletion, and amortization, exploration expense, and other non-cash and non-recurring charges. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that we present because we believe it provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. We are also subject to financial covenants under our Credit Facility based on adjusted EBITDAX ratios. In addition, adjusted EBITDAX is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and natural gas exploration and production industry. Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, net cash provided by operating activities, or other profitability or liquidity measures prepared under GAAP. Because adjusted EBITDAX excludes some, but not all items that affect net income and may vary among companies, the adjusted EBITDAX amounts presented may not be comparable to similar metrics of other companies.
The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of adjusted EBITDAX.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$139,287	$468,821	$341,748	$560,460
Exploration	546	1,553	1,117	2,081
Depreciation, depletion, and amortization	232,786	204,519	434,089	389,379
Abandonment and impairment of unproved properties	—	—	—	17,975
Stock-based compensation(1)	9,895	6,135	17,275	14,225
Non-recurring general and administrative expense(1)	—	3,449	—	6,335
Merger transaction costs	31,145	1,418	31,627	21,952
Unused commitments	363	1,731	754	2,507
(Gain) loss on property transactions, net	13	—	254	(16,797)
Interest expense	8,753	8,116	16,202	17,182
Interest income(2)	(6,588)	—	(12,807)	—
Derivative (gain) loss	(4,927)	72,650	(30,087)	368,143
Derivative cash settlements loss	(1,335)	(181,631)	(11,885)	(348,209)
Income tax expense	44,363	152,464	109,452	175,825
Adjusted EBITDAX	$454,301	$739,225	$897,739	$1,211,058

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations.
(2) Included as a portion of other income in the condensed consolidated statements of operations.

Schedule 5: Free Cash Flow
(in thousands, unaudited)
Free cash flow is a supplemental non-GAAP financial measure that is calculated as net cash provided by operating activities before changes in current assets and liabilities and less exploration and development of oil and natural gas properties, changes in working capital related to capital expenditures, and purchases of carbon offsets. We believe that free cash flow provides additional information that may be useful to investors in evaluating our ability to generate cash from our existing oil and natural gas assets to fund future exploration and development activities and to return cash to shareholders. Free cash flow is a supplemental measure of liquidity and should not be viewed as a substitute for cash flows from operations because it excludes certain required cash expenditures.
The following table presents a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP financial measure of free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$337,181	$722,227	$876,030	$1,254,768
Add back: changes in current assets and liabilities	84,015	(48,465)	(32,064)	(141,817)
Cash flow from operations before changes in operating assets and liabilities	421,196	673,762	843,966	1,112,951
Less: exploration and development of oil and natural gas properties	(268,560)	(206,519)	(518,949)	(467,186)
Less: changes in working capital related to capital expenditures	42,246	(30,681)	56,345	(2,666)
Less: purchases of carbon offsets	(5,651)	(7,196)	(5,651)	(7,196)
Free cash flow	$189,231	$429,366	$375,711	$635,903

Schedule 6: Per unit cash margins
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Crude oil equivalent sales volumes (MBoe)	15,788	15,945	(1)%	30,136	30,256	—%

Realized price (before derivatives)	$41.73	$72.17	(42)%	$43.59	$65.02	(33)%

Per unit costs ($/Boe)
Lease operating expense	$3.24	$2.63	23%	$3.22	$2.57	25%
Midstream operating expense	$0.84	$0.47	79%	$0.78	$0.44	77%
Gathering, transportation, and processing	$4.11	$4.99	(18)%	$4.39	$4.29	2%
Severance and ad valorem taxes	$3.32	$5.39	(38)%	$3.48	$4.93	(29)%
General and administrative expense	$2.12	$1.86	14%	$2.34	$2.16	8%
Stock-based compensation	$(0.63)	$(0.38)	66%	$(0.57)	$(0.47)	21%
Interest expense	$0.55	$0.51	8%	$0.54	$0.57	(5)%
Total cash costs	$13.55	$15.47	(12)%	$14.18	$14.49	(2)%
Cash margin (before derivatives)	$28.18	$56.70	(50)%	$29.41	$50.53	(42)%
Derivative cash settlements	$(0.08)	$(11.39)	(99)%	$(0.39)	$(11.51)	(97)%
Cash margin (after derivatives)	$28.10	$45.31	(38)%	$29.02	$39.02	(26)%

Non-cash items
Depreciation, depletion, and amortization	$14.74	$12.83	15%	$14.40	$12.87	12%